Exhibit 21

SUBSIDIARY CORPORATIONS OF
CHESAPEAKE CORPORATION

December 31, 2006

STATE OR NATION
NAME	OF INCORPORATION

CHESAPEAKE CORPORATION	VIRGINIA
CARY ST COMPANY	DELAWARE
THE CHESAPEAKE CORPORATION OF VIRGINIA	VIRGINIA
CHESAPEAKE DISPLAY AND PACKAGING COMPANY	IOWA
CHESAPEAKE PHARMACEUTICAL PACKAGING COMPANY INC.	NEW YORK
CHESAPEAKE PHARMACEUTICAL & HEALTHCARE PACKAGING (KUNSHAN)CO., LTD.	CHINA
CHESAPEAKE RECYCLING COMPANY	VIRGINIA
CHESAPEAKE ASSETS COMPANY (FORMERLY CSK RESOURCES)	VIRGINIA
CHESAPEAKE ASIA PACIFIC LTD	HONG KONG
DELMARVA PROPERTIES, INCORPORATED	VIRGINIA
STONEHOUSE INCORPORATED	VIRGINIA
CHESAPEAKE PRINTING AND PACKAGING COMPANY (FORMERLY GREEN PRINTING AND PACKAGING COMPANY)	NORTH CAROLINA
WTM I COMPANY	DELAWARE
CHESAPEAKE INTERNATIONAL HOLDING COMPANY	VIRGINIA
CHESAPEAKE CORPORATION (ILLINOIS)	ILLINOIS
CHESAPEAKE CORPORATION (LOUISIANA)	LOUISIANA
CHESAPEAKE CORPORATION (MASS)	MASSACHUSETTS
CHESAPEAKE CORPORATION (DC)	DC
CHESAPEAKE CORPORATION (WISC)	WISCONSIN
CHESAPEAKE FOREST PRODUCTS COMPANY LLC	VIRGINIA
SHEFFIELD, INCORPORATED	DELAWARE
CHESAPEAKE UK HOLDINGS LIMITED	UK
CHESAPEAKE UK ACQUISITIONS PLC	UK
FIELD GROUP PLC	UK
FIELD BOXMORE BEDFORD LIMITED	UK
FIELD BOXMORE TEWKESBURY LIMITED	UK
FIELD SONS & COMPANY LIMITED	UK
FIELD PACKAGING FRANCE SA	FRANCE
FIELD PACKAGING BELGIUM NV	BELGIUM
BOXMORE CLELAND LIMITED	UK
MAREEN NV	BELGIUM
PRESS PHARMA NV	BELGIUM
FIELD GROUP PENSION TRUSTEE LIMITED	UK
DRUKKERIJ VANS OS BV	HOLLAND
FIELD BOXMORE BOURNE(HOLDINGS)LIMITED	UK
FIELD BOXMORE BOURNE LIMITED	UK
FIELD PACKAGING LIMITED	UK
FIELD BOXMORE LABEL SYSTEMS LIMITED	IRELAND
FIELD BOXMORE BRISTOL(HOLDINGS)LIMITED	UK
FIELD BOXMORE LABEL ACCESS LIMITED	UK
FIELD BOXMORE IRELAND LIMITED	IRELAND
BERRY HOLDINGS LIMITED	IRELAND
BERRY'S OF WESTPORT LIMITED	IRELAND
BERRY'S PRINTING WORKS (WESTPORT) LIMITED	IRELAND
BPG HEALTHCARE SYSTEMS LIMITED	IRELAND
FIELD DEUTSCHLAND GMBH	GERMANY
FIELD MATEU SL	SPAIN
BOXMORE INTERNATIONAL LIMITED	UK
FIELD BOXMORE HEALTHCARE PACKAGING BRUSSELS NV	BELGIUM
CHESAPEAKE PLASTIC PACKAGING(KUNSHAN)CO., LTD.	CHINA
BOXMORE PLASTICS LIMITED	IRELAND
CHESAPEAKE LUXURY PACKAGING SA	FRANCE(SOLD 7/31/06)
BOXMORE PACKAGING LIMITED	UK
ROTAM BOXMORE PACKAGING COMPANY LIMITED	BRITISH VIRGIN ISLANDS
JRB PLASTIC PACKAGING (KUNSHAN) CO. LTD.	CHINA
BOXMORE PLASTICS (NI) LIMITED	UK (SOLD 3/23/06)
FIELD BOXMORE LIMERICK LIMITED	IRELAND
FIELD BOXMORE (GB) LIMITED	UK
BOXMORE TECHNOLOGY LIMITED	UK
WW CLELAND HOLDINGS LIMITED	UK
BOXMORE HEALTHCARE PACKAGING EUROPE NV	BELGIUM
VIPRINT BVBA	BELGIUM
BOXMORE EMBALLAGE SA	FRANCE
BOURGEOT-ETIQSO-LESBATS SA	FRANCE
FIELD BOXMORE EMBALLAGE SANTE SA	FRANCE
BOXMORE PLASTICS INTERNATIONAL (PTY) LIMITED	SOUTH AFRICA
GCM PRINT & PACKAGING SERVICE LIMITED	UK
FERNLACE LIMITED	UK
LABEL RESEARCH LIMITED	UK
FIRST CARTON GROUP LIMITED	UK
FIELD FIRST (CONGLETON) LIMITED	UK
FIRST CARTON PAZO LIMITED	UK
FIRST CARTON THYNE LIMITED	UK
FIELD BOXMORE GMBH	GERMANY
ROTOPACK DUREN GMBH	GERMANY
ROTOPACK BUNDE GMBH	GERMANY
FIT CONTAINER AG	SWEDEN (Dissolved 1/18/06)
FIELD BOXMORE DUBLIN LIMITED	IRELAND
LITHOPRINT HOLDINGS LIMITED	UK
LITHOPRINT SCOTLAND LIMITED	UK
CAMRO GRAPHICS LIMITED	UK
FIELD PACKAGING GERMANY GMBH	GERMANY
FIELD PACKAGING (BREMEN) GMBH	GERMANY
FIELD FIRST LIMITED	UK
FIELD BOXMORE BELFAST LIMITED	UK
BOXMORE CAPE (PTY) LIMITED	SOUTH AFRICA
BOXMORE PLASTICS (MAURITIUS) LIMITED	MAURITIUS
FIRST ROTOPACK STUTTGART GMBH	GERMANY
GW PARTNERS, LLC	US
FIELD BOXMORE LIMITED	UK
FIELD BOXMORE II LIMITED	UK
CHESAPEAKE PACKAGING POLAND SP. Z O.O.	POLAND